Exhibit 99.1
AUGUST 29, 2024 BUSINESS UPDATE SUPPLEMENT: TKM SETTLEMENT AGREEMENT

Edison International | August 2024 Business Update Supplement 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, and increased costs due to supply chain constraints, inflation and rising interest rates; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“) • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Key Takeaways of TKM Settlement Agreement

Authorized Amounts	**60%** of claims, financing, and legal costs (~$1.6 billion WEMA recovery) **85%** of restoration costs (~$55 million CEMA recovery)
Permanent Capital Structure Exclusion	Permanently exclude after-tax charges to equity and associated debt from SCE's CPUC regulatory capital structure
Cost Recovery	SCE will file separate application seeking approval to recover authorized WEMA amounts through issuance of securitized bonds CEMA amounts will be recovered through normal course recovery (i.e., rate base)
Next Steps	Parties to proceeding have 30 days to comment on settlement agreement. SCE anticipates proposed decision within 3–6 months after that Following final approval, separate application to issue securitized bonds expected to take 6 months for CPUC approval SCE anticipates securitized bond proceeds would be received by end of 2025

Edison International | August 2024 Business Update Supplement
Energy for What's Ahead®
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Edison International | August 2024 Business Update Supplement 3 Authorized Cost Recovery and Permanent Disallowances Final Settlement (in millions)1 SCE Application Authorized Permanent Disallowance Recovery WEMA Initial Application $2,406 $1,444 $963 60% WEMA Costs Incurred 7/31/23 to 5/31/242 305 183 122 60% Total WEMA through 5/31/24 $2,711 $1,627 $1,085 60% CEMA 65 55 10 85% Total WEMA and CEMA $2,776 $1,682 $1,094 1. Numbers in table may not add due to rounding 2. A portion of the costs is an estimate for the cost of financing from 5/31/2024 through the end of 2025. The amount recovered from customers will be trued up to reflect SCE’s actual financing costs recorded in SCE’s WEMA

Cost recovery for 2017/2018 events benefits financial strength of the utility and reduces costs for customers

Modeling sensitivities:

For each $1 billion of cost recovery…

Debt paydown with proceeds of securitization	**$1 billion**
Higher FFO-to-Debt	**~40–50 bps**
Reduced interest expense	**~$35 million** ***(~9¢/share)***

Reduces overall costs to customers[1]

Total potential avoided excess financing costs[2] for SCE debt issued over next 10 years	*As high as* **$4.9 billion**

1. Bill impact of $0.63/month for each $1 billion of recovery, with no impact to low-income customers. This will be offset by avoided excess financing costs for all customers
2. Represents the high end of the total estimated avoided excess debt costs realized through the narrowing of the debt issuance financing cost spread between SCE and its non-California peers if investors find the decision in this proceeding to be reasonable based on the underlying facts. For additional description and detail, see Thomas Fire and Debris Flow Cost Recovery Application – Financial Policy Testimony (SCE-01, Volume 3)

Edison International | August 2024 Business Update Supplement

Energy for What's Ahead®

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